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                                                                   EXHIBIT 24(a)

                                   CONSENT OF
                              GRANT THORNTON, LLP

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                                                                   EXHIBIT 24(a)





                        CONSENT OF GRANT THORNTON LLP





We have issued our report dated August 9, 2001 on the balance sheet of Atlas America Public #10 Ltd. as of July 31, 2001 and our report dated November 29, 2000 on the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of September 30, 2000 contained in the Registration Statement on Form SB-2 (File No. 333-67522) and Prospectus for Atlas America-Public #10 Ltd. We consent to use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".





                                               /s/  GRANT THORNTON LLP

Cleveland, Ohio
October 2, 2001